Exhibit 99.1
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IMAGE ENTERTAINMENT, INC.,	)
)
Plaintiff,	)
)
v.	)	C.A. No.
)
BTP ACQUISITION COMPANY, LLC,	)
IEAC, INC., R2D2, LLC, and CT1)
HOLDINGS, LLC,	)
)
Defendants.	)
VERIFIED COMPLAINT
Plaintiff Image Entertainment, Inc. (“Image Entertainment”), by and through its undersigned attorneys, hereby brings its Verified Complaint to enforce the “Business Interruption Fee” provisions of the Merger Agreement, following BTP’s inability or refusal to close the acquisition transaction, and alleges as follows:
THE PARTIES
1. Image Entertainment is a Delaware corporation with its principal place of business in Chatsworth, California. Image Entertainment is a leading independent licensee, producer and distributor of home entertainment programming in North America.
2. Defendant BTP Acquisition Company, LLC (“BTP”) is a Delaware limited liability company led by film financier and producer David Bergstein. Defendant IEAC, Inc. (“Merger Sub”) is a Delaware corporation and a wholly-owned subsidiary of BTP. Both BTP and Merger Sub were formed solely for the purpose of engaging in the transactions contemplated by the Merger Agreement.

3. Defendant R2D2, LLC (“R2D2”) is a California limited liability company owned by David Bergstein and Ron Tutor. Defendant CT1 Holdings, LLC (“CT1”) is a wholly-owned subsidiary of R2D2. In connection with the Merger Agreement and the transactions contemplated thereby, R2D2 and CT1 (the “Guarantors”) executed a guarantee agreement (the “Guarantee,” attached hereto as Exhibit A) to “guarantee the prompt payment of the Business Interruption Fee if and when due and payable” under the Merger Agreement. In the Guarantee, the Guarantors irrevocably agreed that any legal action with respect to the Guarantee shall be brought and determined exclusively in Delaware, and expressly agreed to submit to the exclusive jurisdiction of the Delaware courts for any such action.
STATEMENT OF FACTS
A. The Merger Agreement
4. On March 29, 2007, Image Entertainment, BTP and Merger Sub entered into an Agreement and Plan of Merger (the “Original Merger Agreement”). Under its terms, the shareholders of Image Entertainment were to receive consideration of $4.40 per share in cash (approximately $100 million in the aggregate) for 100% of their shares of Image Entertainment common stock. The Original Merger Agreement provided that BTP could elect to change the method of effecting the acquisition of Image Entertainment to maintain the listing of its common stock on NASDAQ and the registration of its common stock under the Securities Exchange Act of 1934, as amended. Image Entertainment and BTP agreed that any change to the structure of the transaction could not (i) reduce the aggregate cash consideration paid to the Image Entertainment shareholders, (ii) change the federal income tax treatment of the transaction in a manner adverse to the Image Entertainment shareholders, or (iii) prevent, or impede in any material respect or delay in any material respect the consummation of the transaction.
5. On that same date, Image Entertainment entered into the Guarantee, in which the Guarantors jointly and severally, and “absolutely, irrevocably and unconditionally,” guaranteed “prompt and complete payment in cash” of the Business Interruption Fee, and the costs and expenses, including reasonable attorney’s fees, that Image Entertainment would incur if Image Entertainment commenced a suit which resulted in a judgment for the Business Interruption Fee (Ex. A at ¶ 1).

6. Shortly after the execution of the Original Merger Agreement, BTP notified Image Entertainment of BTP’s desire to modify the structure of the transaction.
7. On June 27, 2007, Image Entertainment entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement,” attached hereto as Exhibit B) with BTP and Merger Sub. The shareholders of Image Entertainment were to receive consideration of $4.68 per share in cash (approximately $100 million in the aggregate) for 94% of their shares of Image Entertainment common stock, and would retain 6% of their shares of common stock in Image Entertainment as the company surviving the merger.
8. This amendment to the Merger Agreement did not affect the Guarantors’ obligations under the Guarantee (see Ex. A, ¶ 3(b) (“Each Guarantor agrees that the obligations of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by...(ii)...any...amendment or modification of any of the terms of provisions of the Merger Agreement...evidencing, securing or otherwise executed in connection with the Guaranteed Obligations...”)).
9. On October 22, 2007, Image Entertainment’s shareholders voted to approve the Merger Agreement. The Merger was expected to close by November 6, 2007, subject to the satisfaction or waiver of the closing conditions.
10. Under the terms of the Merger Agreement, Merger Sub was to merge with and into Image Entertainment, with Image Entertainment continuing as the surviving corporation and as a majority-owned subsidiary of BTP.

BTP’s Obligation to Obtain Financing
11. In Section 5.13(b) of the Merger Agreement, BTP committed to use “commercially reasonable best efforts” to obtain financing to purchase the shares of Image Entertainment and the other transactions contemplated by the Merger Agreement.
12. BTP’s obligations to consummate the merger, however, were “not subject to a financing condition and [were] not conditional upon the receipt by [BTP] of the proceeds of the Revised Financing Commitments required to effect the Closing...” (Ex. B at § 5.13(b)).
13. In Section 5.13(c) of the Merger Agreement, BTP agreed to “keep [Image Entertainment] reasonably informed of the status of the Financing and/or Alternative Financing.”
The Termination Provisions of the Merger Agreement
14. Section 7.01(f) of the Merger Agreement provides that Image Entertainment can terminate the Agreement if:
[BTP] or Merger Sub breaches or fails to perform any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) has not been waived in writing by [Image Entertainment], (ii) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b) [setting forth additional representations, warranties and obligations of BTP and its Merger Sub] and (iii) reasonably cannot be cured by the Outside Date or the Extended Outside Date...
15. Section 7.02(c)(i) of the Merger Agreement provides that, upon termination of the Merger Agreement by Image Entertainment pursuant to Section 7.01(f), “including, without limitation, as a result of [BTP] or Merger Sub breaching their respective obligation to effect the Closing,” then BTP is required to pay Image Entertainment a $4.2 million Business Interruption Fee.
16. Section 7.02(c)(i) of the Merger Agreement further provides that Image Entertainment may seek “payment of the Business Interruption Fee under the Fee Guarantee...”

17. Pursuant to section 7.02(c)(ii) of the Merger Agreement, “if the Business Interruption Fee is not promptly paid when due...and, in order to obtain such payment [Image Entertainment] commences a suit which results in a judgment for the Business Interruption Fee, [BTP] shall pay to [Image Entertainment] its costs and expenses (including reasonable attorney’s fees) in connection with such suit.”
18. Pursuant to section 8.06, the Merger Agreement is governed by Delaware law.
B. BTP’s Breaches of the Merger Agreement and the Breaches of the Guarantee
19. Since the signing of the Merger Agreement, BTP made numerous requests to extend the closing date to allow BTP to finalize the financing for the acquisition, and Image Entertainment agreed to extend the closing date seven times. In connection with these extensions, BTP’s David Bergstein had discussed the status of BTP’s financing and made representations concerning its availability to Image Entertainment’s CEO, Martin Greenwald.
20. On December 7, 2007, Image Entertainment agreed to further extend the closing date to January 14, 2008 — to give BTP more time to finalize its financing — provided that, inter alia, BTP deposit $2 million into a client trust account held by Manatt, Phelps & Phillips, LLP (“Manatt”) for the benefit of Image Entertainment (the “Irrevocable Trust”). Image Entertainment and BTP gave instructions to Manatt concerning the monies in the Irrevocable Trust, and BTP later made such deposit as required. As additional consideration to secure this further five-week extension of time for BTP to finalize its financing for the merger, Image Entertainment obtained substantial rights under a multi-year feature film output distribution agreement with CT1, which Image Entertainment and CT1 executed on December 7, 2007.

21. On January 14, 2008, Image Entertainment agreed to further extend the closing date to February 1, 2008, provided that BTP deposit an additional $1 million into the Irrevocable Trust. BTP later made such deposit as required.
22. Image Entertainment granted these extensions at BTP’s request because, according to BTP, BTP needed additional time to finalize its financing.
23. Also on January 14, 2008, Image Entertainment and BTP gave amended and restated instructions to Manatt concerning the monies in the Irrevocable Trust (Ex. C).
24. In view of BTP’s repeated requests to extend the closing date, on January 23, 2008, Image Entertainment reminded BTP that BTP was obligated under Section 5.13(c) of the Merger Agreement to keep Image Entertainment fully informed of the status of BTP’s financing — and was required to provide more than just verbal assurances, as Mr. Bergstein had done earlier to obtain extensions of the closing date. Despite repeated requests, BTP refused to provide that information and ignored Image Entertainment’s requests.
25. On January 23, 2008, Image Entertainment notified BTP that, among other things, BTP’s refusal to keep Image Entertainment informed of the status of BTP’s financing and ability to close the Merger constituted a breach of the Merger Agreement and an anticipatory breach of the scheduled February 1 closing.
26. On or about January 23, 2008, BTP notified Image Entertainment that BTP believed that Image Entertainment was in breach of the Merger Agreement.
27. None of BTP’s allegations that Image Entertainment breached the Merger Agreement were supported by the language of the Merger Agreement.
28. The real impediment to closing remained BTP’s inability to obtain financing — even though BTP had expressly agreed in the Merger Agreement that it was required to close even if it could not obtain the financing contemplated at the time BTP signed the Agreement, or any alternative financing.

29. On February 1, 2008, Image Entertainment and BTP agreed to a final extension of the closing date of 2:00 p.m. PST on February 5, 2008.
30. At 2:00 p.m. PST on February 5, 2008, BTP was not prepared to close the transaction.
31. On February 5, 2008, Image Entertainment delivered a notice of termination of the Merger Agreement to BTP, and demanded the prompt payment of the $4.2 million Business Interruption Fee from BTP and Merger Sub, and from R2D2 and CT1, the Guarantors. On the same day, Image Entertainment instructed Manatt to release to Image Entertainment the $3 million of funds that had been placed in the Irrevocable Trust for the purpose of paying the Business Interruption Fee.
32. On February 6, 2008, BTP responded to Image Entertainment’s February 5 termination notice, asserting that Image Entertainment did not have the right to terminate the Merger Agreement — and therefore did not have the right to the Business Interruption Fee —because, among other things, Image Entertainment was in breach, and BTP had already terminated the Merger Agreement. BTP also requested that Image Entertainment pay a $1.5 million termination fee.
33. Also on February 6, 2008, BTP and Merger Sub sent instructions to Manatt, objecting to the release of the monies held in the Irrevocable Trust to Image Entertainment.
34. The January 14, 2008 Irrevocable Trust Instructions (Ex. C) provide that, in the event of a written objection to the release and payment of the funds, Manatt is required to interplead the $3 million in the Irrevocable Trust with the Court, unless Manatt receives alternative instructions in writing from Image Entertainment and BTP or receives a final order from the Court directing the disposition of the funds.

COUNT I
(Breach of Merger Agreement/Action for Business Interruption Fee —
Against BTP and Merger Sub)
35. Image Entertainment realleges and incorporates the allegations contained in the foregoing paragraphs above as if fully set forth herein.
36. BTP and Merger Sub have breached the Merger Agreement by refusing or failing to close the transaction, even though Image Entertainment satisfied all of its closing conditions (except those to be delivered at closing). Since the closing date has passed, BTP and Merger Sub have no way to cure this breach. BTP and Merger Sub also breached the Merger Agreement by refusing to provide Image Entertainment the required information pertaining to BTP’s financing and ability to close the Merger.
37. As a result of BTP’s and Merger Sub’s breaches, Image Entertainment validly terminated the Merger Agreement.
38. Image Entertainment is entitled to a declaration that it is entitled to specific performance of the provisions of the Merger Agreement requiring the prompt payment of the $4.2 million Business Interruption Fee, as well as its costs and expenses, including reasonable attorney’s fees, for prosecuting this case to enforce the provisions of the Merger Agreement requiring payment of the Business Interruption Fee.
39. As a result of BTP’s and Merger Sub’s breaches, Image Entertainment is entitled to an order compelling the parties to direct Manatt to hold the monies in the Irrevocable Trust until the Court determines the proper disposition of the funds.

COUNT II
(Breach of Guarantee/Action for Business Interruption Fee — Against R2D2 and CT1)
40. Image Entertainment realleges and incorporates the allegations contained in the foregoing paragraphs above as if fully set forth herein.
41. The Guarantors are in breach of their absolute, irrevocable and unconditional obligation to pay the Business Interruption Fee, which they have not yet paid after Image Entertainment’s February 5, 2008 request and which they refuse to pay.
42. Image Entertainment is entitled to a declaration that it is entitled to specific performance of the provisions of the Guarantee requiring the prompt payment of the $4.2 million Business Interruption Fee, as well as its costs and expenses, including reasonable attorney’s fees, for prosecuting this case to enforce the provisions of the Merger Agreement requiring payment of the Business Interruption Fee.
43. As a result of BTP’s and Merger Sub’s breaches, Image Entertainment is entitled to an order directing the Guarantors to fulfill their obligation to make “prompt and complete payment” of the Business Interruption Fee and related costs and expenses, including reasonable attorney’s fees, to Image Entertainment.
PRAYER FOR RELIEF
WHEREFORE, Image Entertainment prays for relief:
A.	declaring that BTP and Merger Sub have breached the Merger Agreement;

B.	declaring that R2D2 and CT1 have breached the Guarantee;

C.	declaring that Image Entertainment is entitled to specific performance of the provisions of the Merger Agreement and the Guarantee requiring payment of the Business Interruption Fee;

D.	awarding Image Entertainment the Business Interruption Fee;

E.	compelling the parties to direct Manatt to hold the monies in the Irrevocable Trust until the Court determines the proper disposition of the funds;

F.	compelling the Guarantors to make prompt and complete payment of the Business Interruption Fee to Image Entertainment; and

G.	awarding Image Entertainment its costs and expenses, including reasonable attorney’s fees, as set forth in the Merger Agreement, for prosecuting this case.
MORRIS, NICHOLS, ARSHT & TUNNELL LLP
/s/ Leslie A. Polizoti
Jon E. Abramczyk (#2432)
Leslie A. Polizoti (#4299)
John P. DiTomo (#4850)
1201 North Market Street
P.O. Box 1347
Wilmington, Delaware 19899-1347
(302) 658-9200
Attorneys for Plaintiff
February 11, 2008